UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2016

CAVIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

2315 N. First Street, San Jose CA 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 943-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On July 22, 2016, on the recommendation of the nominating and corporate governance committee of the Board of Directors (the “Board”) of Cavium, Inc. (the “Company”), the Board elected Brad W. Buss as a Class III director for a term expiring at the 2019 Annual Meeting of Stockholders and Dr. Edward H. Frank as a Class I director for a term expiring at the 2017 Annual Meeting of Stockholders. There was no arrangement or understanding between Mr. Buss or Dr. Frank and any other persons pursuant to which they were selected as directors. Mr. Buss was also appointed to the audit and compensation committees of the Board and Dr. Frank was appointed to the nominating and corporate governance and compensation committees of the Board.

Mr. Buss, age 52, was the Chief Financial Officer of SolarCity Corporation from August 2014 until his retirement in February 2016. Mr. Buss served as the Executive Vice President of Finance Administration and Chief Financial Officer of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company, from August 2005 to June 2014. Mr. Buss served as Vice President of Finance at Altera Corp., a semiconductor design and manufacturing company, from March 2000 to March 2001 and from October 2001 to August 2005. From March 2001 to October 2001, Mr. Buss served as the Chief Financial Officer of Zaffire, Inc., a developer and manufacturer of optical networking equipment. Mr. Buss also serves as a director of Tesla Motors Inc. and Advance Auto Parts, Inc. and served as a director of CafePress Inc. from 2007 to July 2016. Mr. Buss holds a B.A. in economics from McMaster University and an honors business administration degree, majoring in finance and accounting, from the University of Windsor.

Dr. Frank, age 60, co-founded Cloud Parity Inc., a voice-of-the-customer startup in the SF Bay Area, in 2013, and serves as its Chief Executive Officer. From 2009 through 2013, Dr. Frank served as Vice President of Macintosh Hardware Systems Engineering at Apple, Inc. Before joining Apple, Dr. Frank was Corporate Vice President of Research and Development at Broadcom Corporation. Prior to joining Broadcom, Dr. Frank was the founding Chief Executive Officer of Epigram, Inc., a developer of integrated circuits and software for home networking, which was acquired by Broadcom in 1999. Dr. Frank serves as a director of Analog Devices, Inc., eASIC Corporation, and Quanatenna Communications, Inc., and is an advisor to several Bay Area venture capital firms and startups. Dr. Frank holds a B.S.E.E. and M.S.E.E. from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University.

Mr. Buss and Dr. Frank will participate in the Company’s non-employee director compensation policy. Pursuant to this policy, Mr. Buss will be eligible to receive $45,000 per year for service as a Board member plus $10,000 per year for service on the audit committee and $7,500 per year for service on the compensation committee and Dr. Frank will be eligible to receive $45,000 per year for service as a Board member plus $5,000 per year for service on the nominating and corporate governance committee and $7,500 per year for service on the compensation committee. In addition, all non-employee directors are reimbursed for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings. Mr. Buss and Dr. Frank are eligible to receive automatic grants of restricted stock unit awards under the Company’s non-employee director compensation policy and the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). Pursuant to the terms of the non-employee director compensation policy and the 2016 Plan, Mr. Buss and Dr. Frank shall receive a one-time initial restricted stock unit award for 5,200 shares of the Company’s common stock. The initial grant will vest on April 30, 2017, so long as the director is still providing service as a director through such date. The initial grant may accelerate in the event the director’s service terminates in connection with a change in control as that term is defined in the non-employee director compensation policy.

In connection with their election to the Board, the Company and each of Mr. Buss and Dr. Frank entered into a letter agreement (the “Letter Agreements”). A copy of the Letter Agreements are attached hereto as Exhibits 10.1 and 10.2 and the description of the material terms of the Letter Agreements is qualified in its entirety by reference to such exhibits. In addition, each of Mr. Buss and Dr. Frank entered into the Company’s standard form of indemnity agreement attached hereto as Exhibit 10.3.

On July 26, 2016, the Company issued a press release announcing the appointment of Mr. Buss and Dr. Frank. A copy of the press release is attached hereto as Exhibit 99.1.

Appointment of Chief Operating Officer

On July 22, 2016, the Company appointed Muhammad Raghib Hussain, age 45, as the Company’s Chief Operating Officer. Mr. Hussain co-founded the Company in 2000 and has served in various management and technology leadership roles. Since 2014 Mr. Hussain has served as Corporate Vice President, Chief Technology Officer and General Manager of the Company. Prior to co-founding the Company, Mr. Hussain held various engineering roles at Cisco Systems, Inc., a multinational company that designs, manufactures and sells networking equipment, and Cadence Design Systems, an electronic design automation software and engineering services company. He holds a BS degree in Computer Systems Engineering from NED University in Karachi, Pakistan, and an MS degree in Computer Engineering from San Jose State University.

In connection with his appointment, the Company and Mr. Hussain entered into an employment agreement (the “Employment Agreement”). Mr. Hussain’s agreement provides that he is an at-will employee and his employment may be terminated at any time by us or Mr. Hussain. If we terminate Mr. Hussain’s employment without cause (as defined in the Employment Agreement) or Mr. Hussain resigns for good reason (as defined in the Employment Agreement), and Mr. Hussain executes a release of claims against the Company, Mr. Hussain will be entitled to receive one lump sum payment equivalent to 12 months of his then current base salary (less applicable withholding taxes) and reimbursement for health care continuation coverage for a period of 12 months. If, during that 12 month period, Mr. Hussain becomes eligible for group health insurance through a new employer, then Mr. Hussain’s health care continuation reimbursements will cease. A copy of the Employment Agreement is attached hereto as Exhibit 10.4 and the description of the material terms of the Employment Agreement is qualified in its entirety by reference to such exhibit.

On July 26, 2016, the Company issued a press release announcing Mr. Hussain’s appointment. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Exhibit

10.1	Letter Agreement, dated July 22, 2016, between the Company and Brad Buss

10.2	Letter Agreement, dated July 22, 2016, between the Company and Dr. Edward Frank

10.3	Indemnity Agreement (1)

10.4	Employment Agreement, dated July 22, 2016, between the Company and Muhammad Raghib Hussain

99.1	Press release, dated July 26, 2016, relating to the appointment of Brad Buss and Dr. Edward Frank to the Board of Directors

99.2	Press release, dated July 26, 2016, relating to the appointment of Raghib Hussain as the Company’s Chief Operating Officer

(1)	Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (No. 001-33435), filed with the SEC on April 29, 2016, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26 , 2016	CAVIUM, INC.

	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Exhibit

10.1	Letter Agreement, dated July 22, 2016, between the Company and Brad Buss

10.2	Letter Agreement, dated July 22, 2016, between the Company and Dr. Edward Frank

10.3	Indemnity Agreement (1)

10.4	Employment Agreement, dated July 22, 2016, between the Company and Muhammad Raghib Hussain

99.1	Press release, dated July 26, 2016, relating to the appointment of Brad Buss and Dr. Edward Frank to the Board of Directors

99.2	Press release, dated July 26, 2016, relating to the appointment of Raghib Hussain as the Company’s Chief Operating Officer

(1)	Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (No. 001-33435), filed with the SEC on April 29, 2016, and incorporated herein by reference.